Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Graf Global Sponsor LLC

Address of Joint Filer:	c/o Graf Global Corp. 1790 Hughes Landing Blvd., Suite 400 The Woodlands, Texas 77380

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Graf Global Corp. [GRAF]

Date of Event Requiring Statement:
(Month/Day/Year):	06/25/2024

Name of Joint Filer:	James A. Graf

Address of Joint Filer:	c/o Graf Global Corp. 1790 Hughes Landing Blvd., Suite 400 The Woodlands, Texas 77380

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer

Issuer Name and Ticker or Trading Symbol:	Graf Global Corp. [GRAF]

Date of Event Requiring Statement:
(Month/Day/Year):	06/25/2024